UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 28, 2015

DEPOMED, INC.

(Exact name of registrant as specified in its charter)

001-13111

(Commission File Number)

California	94-3229046
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation)

7999 Gateway Blvd, Suite 300, Newark, California 94560

(Address of principal executive offices, with zip code)

(510) 744-8000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02                                                                                           Results of Operations and Financial Condition.

On July 29, 2015, Depomed, Inc. issued a press release announcing its financial results for the three and six months ended June 30, 2015. The press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 5.03                                                                                           Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendment of the Certificate of Determination

On July 28, 2015, the Company filed with the Secretary of State of the State of California a Certificate of Amendment reducing the number of designated Series A Preferred Stock to zero (the “Series A Amendment”); as a result, all shares of preferred stock designated as Series A Preferred Stock were eliminated, returned to the status of authorized but unissued shares of undesignated preferred stock and the series is cancelled.

The foregoing is a summary of the terms of the Series A Amendment. The summary does not purport to be complete and is qualified in its entirety by reference to the Series A Amendment, a copy of which is attached as Exhibit 3.1 and incorporated herein by reference.

Item 9.01.                                                                                        Financial Statements and Exhibits.

(d)                                 Exhibits

3.1                               Certificate of Amendment to Certificate of Determination of Series A Preferred Stock of Depomed, Inc.

99.1                        Depomed, Inc. Press Release dated July 29, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEPOMED, INC.

Date: July 29, 2015	By:	/s/ Matthew M. Gosling
	Name:	Matthew M. Gosling
	Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

3.1	Certificate of Amendment to Certificate of Determination of Series A Preferred Stock of Depomed, Inc.

99.1	Depomed, Inc. Press Release dated July 29, 2015